        As filed with the Securities and Exchange Commission on August 19, 1999
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                AFFYMETRIX, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      77-0319159
  (State or other jurisdiction                         (IRS Employer
  of incorporation or organization)                  Identification No.)

                             3380 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
               (Address of principal executive offices) (Zip Code)

                                  -------------

                                AFFYMETRIX, INC.

                            1998 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                                  -------------

                                  VERN NORVIEL
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                AFFYMETRIX, INC.
                             3380 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                     (Name and address of agent for service)

                                 (408) 731-5000
          (Telephone number, including area code, of agent for service)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                                 Proposed       Proposed
        Title of                                 Maximum        Maximum
       Securities                 Amount         Offering       Aggregate    Amount of
         to be                    to be           Price         Offering    Registration
       Registered               Registered (1)  per Share (2)   Price (2)       Fee
       ----------               ----------      ---------       ------      ----------
Options                          1,000,000         N/A            N/A           N/A

Common Stock (par value $.01)    1,000,000        $67.06       $67,060,000    $18,642.68

===============================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Affymetrix, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Affymetrix, Inc. as reported on the Nasdaq National Market on August 13, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Affymetrix, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         b. (1) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

              (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

         c. The Registrant's Current Report on Form 8-K, filed with the SEC on April 1, 1999;

         d. The Registrant's Registration Statement No. 333-82685 on Form S-3 filed with the SEC on July 12, 1999, together with the amendment on Form S-3/A filed with the SEC on July 26, 1999; and

         e. The Registrant's Registration Statement No. 0-28218 on Form 8-A filed with the SEC on April 16, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. Then indemnity may include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify he or she against the expenses which such officer or director actually and reasonably incurred.

         In accordance with Delaware law, Registrant's restated certificate of incorporation contains a provision to limit the personal liability of Registrant's directors for violations of their fiduciary duty as a director. This provision eliminates each director's liability to Registrant or Registrant's stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Registrant or Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Registrant's restated certificate of incorporation and bylaws provide for indemnification of its officers and directors to the fullest extended permitted by applicable law.

         Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number        Exhibit
--------------        -------
      4               Instrument Defining Rights of Stockholders. Reference is made to
                      Registrant's Registration Statement No. 0-28218 on Form 8-A, together with amendments thereto, which is incorporated herein by reference pursuant to Item 3(e) of this Registration Statement.

      5               Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP.

      23.1            Consent of Ernst & Young, LLP, Independent Auditors.

      23.2            Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
                      LLP is contained in Exhibit 5.

      24              Power of Attorney. Reference is made to page II-4 of this Registration
                      Statement.

Item 9.  UNDERTAKINGS

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Incentive Plan.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section

         15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 19th day of August, 1999.

                             AFFYMETRIX,  INC.


                             By:   /s/ Stephen P.A. Fodor
                                   -------------------------------------------
                                   Stephen P.A. Fodor, Ph.D.
                                   President and Chief Executive Officer,
                                   Director


                             POWER OF ATTORNEY
                             -----------------

         KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Affymetrix, Inc., a Delaware corporation, do hereby constitute and appoint Stephen P.A. Fodor and Edward M. Hurwitz, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                              Date
---------                                       -----                                              ----
/s/ Stephen P.A. Fodor                          President and Chief Executive Officer           August 19, 1999
-----------------------------                   and Director
Stephen P.A. Fodor, Ph.D.                       (Principal Executive Officer)

/s/ Edward M. Hurwitz                           Vice President and                              August 19, 1999
-----------------------------                   Chief Financial Officer
Edward M. Hurwitz                               (Principal Financial and Accounting Officer)

/s/ John D. Diekman                             Chairman of the Board                           August 19, 1999
-----------------------------
John D. Diekman, Ph.D.

Signature                                        Title                              Date
---------                                        -----                              ----



/s/ Paul Berg                                    Director                        August 19, 1999
-----------------------------
Paul Berg, Ph.D.


/s/ Adrian Hennah                                Director                        August 19, 1999
-----------------------------
Adrian Hennah


/s/ Vernon R. Loucks, Jr.                        Director                        August 19, 1999
-----------------------------
Vernon R. Loucks, Jr.


/s/ Barry C. Ross                                Director                        August 19, 1999
-----------------------------
Barry C. Ross, Ph.D.

/s/ David B. Singer                              Director                        August 19, 1999
-----------------------------
David B. Singer


/s/ Lubert Stryer                                Director                        August 19, 1999
-----------------------------
Lubert Stryer, M.D.


/s/ John A. Young                                Director                        August 19, 1999
-----------------------------
John A. Young

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
     4              Instrument Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statement No. 0-28218 on
                    Form 8-A, together with amendments thereto, which is
                    incorporated herein by reference pursuant to Item 3(e) of
                    this Registration Statement.

     5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP.

     23.1           Consent of Ernst & Young, LLP, Independent Auditors.

     23.2           Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.